EXHIBIT 21.1

SUBSIDIARIES OF URBAN ONE, INC.

As of December 31, 2020

Radio One Licenses, LLC, a Delaware limited liability company, is a restricted subsidiary of Urban One, Inc. and is the licensee of the following stations:

KBFB-FM	WFXC-FM	WOLB-AM	WWIN-AM
KBXX-FM	WFXK-FM	WPHI-FM	WWIN-FM
KMJQ-FM	WHHL-FM	WPPZ-FM	WXGI-AM
KROI-FM	WHTA-FM	WPRS-FM	WYCB-AM
KZMJ-FM	WKJM-FM	WPZZ-FM	W275BK
WAMJ-FM	WKJS-FM	WQOK-FM	W281AW
WCDX-FM	WKYS-FM	WRNB-FM	W274BX
WDCJ-FM	WMMJ-FM	WTEM-AM	W240DJ
WERQ-FM	WNNL-FM	WTPS-AM	W258DC
WFUN-FM	WOL-AM	WUMJ-FM

Bell Broadcasting Company, LLC (“Bell”), a Michigan limited liability company, is a wholly owned restricted subsidiary of Urban One, Inc. Radio One of Detroit, LLC (“Radio One of Detroit”) is a Delaware limited liability company, the sole member of which is Bell.

Radio One of Charlotte, LLC (“Radio One of Charlotte”), a Delaware limited liability company, the sole member of which is Urban One, Inc., is a restricted subsidiary of Urban One, Inc. Charlotte Broadcasting, LLC (“Charlotte Broadcasting”) is a Delaware limited liability company, the sole member of which is Radio One of Charlotte. Radio One of North Carolina, LLC (“Radio One of North Carolina”) is a Delaware limited liability company, the sole member of which is Charlotte Broadcasting. Radio One of North Carolina is the licensee of the following stations:

WPZS-FM

WQNC-FM

Gaffney Broadcasting, LLC (“Gaffney Broadcasting”) is a South Carolina limited liability company, the sole member of which is Charlotte Broadcasting. Gaffney Broadcasting is the licensee of the following station:

WOSF-FM

Blue Chip Broadcasting, Ltd. (“BCB Ltd.”), an Ohio limited liability company, the sole member of which is Urban One, Inc., and which is a restricted subsidiary of Urban One, Inc. Blue Chip Broadcasting Licenses, Ltd. (“BC Licenses”) is an Ohio limited liability company, the sole member of which is BCB Ltd. BC Licenses is the licensee of the following stations:

WIZF-FM	WOSL-FM	WDBZ-AM
WENZ-FM	WCKX-FM	WBMO-FM
WERE-AM	WJMO-AM	WZAK-FM
WXMG-FM	WJYD-FM	W233CG
W268CM	WQMC-LD

Radio One of Texas II, LLC, a Delaware limited liability company, the sole member of which is Urban One, Inc., and it is a restricted subsidiary of Urban One, Inc.

Radio One of Indiana, L.P. is a Delaware limited partnership. Urban One, Inc. is the general partner and 99% owner of Radio One of Indiana, L.P. Charlotte Broadcasting, LLC is the limited partner and 1% owner of Radio One of Indiana, L.P.

Radio One of Indiana, LLC is a Delaware limited liability company, the sole member of which is Radio One of Indiana, L.P. Radio One of Indiana, LLC is the licensee of the following stations:

WDNI-CD	WNOW-FM	W286CM
WTLC-FM	WTLC-AM	W236CR
WHHH-FM

Satellite One, LLC is a Delaware limited liability company, the sole member of which is Urban One, Inc.

New Mableton Broadcasting Corporation, a Delaware corporation, is a wholly owned subsidiary of Urban One, Inc. and is the licensee of the following station:

WPZE-FM

Radio One Cable Holdings, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Urban One, Inc. Radio One Cable Holdings, LLC holds an interest in TV One, LLC, a Delaware limited liability company.

Radio One Media Holdings, LLC is a Delaware limited liability company, the sole member of which is Urban One, Inc. Radio One Media Holdings, LLC owns 80.0% of the common stock of Reach Media, Inc., a Texas corporation.

Radio One Distribution Holdings, LLC is a Delaware limited liability company, the sole member of which is Urban One, Inc. Radio One Distribution Holdings, LLC is the sole member of Distribution One, LLC which is a Delaware limited liability company.

Interactive One, Inc., a Delaware corporation, is a wholly owned subsidiary of Urban One, Inc. and the sole member of Interactive One, LLC.

Interactive One, LLC, is a Delaware limited liability company, the sole member of which is Interactive One, Inc.

Radio One Urban Network Holdings, LLC, is a Delaware limited liability company, the sole member of which is Urban One, Inc.

Radio One Entertainment Holdings, LLC, is a Delaware limited liability company, the sole economic and majority voting member of which is Urban One, Inc.

BossipMadameNoire, LLC, is a Delaware limited liability company, the sole member of which is Urban One, Inc.

RO One Solution, LLC, is a Delaware limited liability company, the sole member of which is Urban One, Inc.

Urban One Productions, LLC, is a Delaware limited liability company, the sole member of which is Urban One, Inc.

Urban One Entertainment SPV, LLC, is a Delaware limited liability company, the sole economic and majority voting member of which is Radio One Entertainment Holdings, LLC, a wholly-owned subsidiary of Urban One, Inc.

T Tenth Productions, LLC, is a Delaware limited liability company, the sole member of which is TV One, LLC.

Charlie Bear Productions, LLC, is a Maryland limited liability company, the sole member of which is TV One, LLC.

CLEOTV, LLC, is a Delaware limited liability company, the sole member of which is TV One, LLC.

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